UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
August 14, 2013
(Date of Earliest Event Reported)

Churchill Downs Incorporated
(Exact name of registrant as specified in its charter)

Kentucky (State of incorporation)	001-33998 (Commission file number)	61-0156015 (IRS Employer Identification No.)

600 North Hurstbourne Parkway, Suite 400, Louisville, Kentucky 40222 (Address of principal executive offices) (Zip Code)

(502) 636-4400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)

Item 7.01	Regulation FD Disclosure.
Churchill Downs Incorporated's (“CDI”) (NASDAQ: CHDN), Executive Vice President and Chief Financial Officer, William E. Mudd (“Mudd”) along with CDI's Vice President of Finance and Treasurer, Mike Anderson (“Anderson”), will deliver a presentation to certain potential investors as part of a non-deal roadshow.
Mudd and Anderson will participate in small group sessions and one-on-one meetings. A copy of their presentation notes is attached hereto as Exhibit 99.1 and is incorporated by reference into Item 7.01 of this Current Report on Form 8-K, and will be made available on Thursday, August 15, 2013 beginning at 9 a.m. EST at http://ir.churchilldownsincorporated.com/events.cfm.

This information in Item 7.01 of this Current Report on Form 8-K, including the exhibit relating hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Registrant that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Registrant.

Item 9.01.      Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished with this Current Report on Form 8-K:

99.1	Midwest Road Show Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto, duly authorized.

CHURCHILL DOWNS INCORPORATED

August 14, 2013	/s/ Alan K. Tse By: Alan K. Tse Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

    Exhibit No.    Description

    99.1    Midwest Road Show Presentation